UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

Forest City Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-37671	47-4113168
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Key Tower, 127 Public Square

Suite 3100, Cleveland, Ohio 44114

(Address of principal executive offices, including zip code)

(216) 621-6060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed by Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the completion on December 7, 2018 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 30, 2018 (the “Merger Agreement”), by and among the Company, Antlia Holdings LLC, a Delaware limited liability company (“Parent”), and Antlia Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, an entity affiliated with a Brookfield Asset Management Inc. real estate investment fund.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the Merger, Forest City Enterprises, L.P. (“FCE”) terminated (i) the revolving Credit Agreement, dated as of November 17, 2015, by and among FCE, certain of its affiliates party thereto, each lender party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, as amended, supplemented or otherwise modified from time to time, and (ii) the term loan Credit Agreement, dated as of May 4, 2016, by and among FCE, the Company and certain subsidiaries party thereto, each lender party thereto and Bank of America, N.A., as administrative agent, as amended, supplemented or otherwise modified from time to time, and, in each case, FCE concurrently repaid in whole all advances and other obligations outstanding thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company, Parent and Merger Sub completed the Merger pursuant to the terms of the Merger Agreement. In the Merger, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock, par value $0.01 per share, of the Company (each, a “Share” and, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, in each case not held on behalf of third parties) was converted into the right to receive an amount in cash equal to $25.35 per Share (without interest and less any applicable tax withholding) (the “Merger Consideration”).

At the Effective Time, each unexercised outstanding option to purchase Shares under the Company’s 1994 Stock Plan (the “Stock Plan”), whether vested or unvested, was automatically cancelled and the former holder of such option became entitled to receive (without interest) an amount in cash equal to the product of the number of Shares subject to such option immediately prior to the Effective Time multiplied by the excess, if any, of the Merger Consideration over the exercise price per Share of such option, less any applicable taxes. Each option with an exercise price per Share greater than or equal to the Merger Consideration was cancelled at the Effective Time for no consideration.

At the Effective Time, any vesting conditions applicable to each outstanding restricted stock award under the Stock Plan (excluding any awards subject to performance-based vesting) automatically accelerated in full and were cancelled, and the former holder of such restricted share became entitled to receive (without interest and less any applicable taxes) an amount in cash equal to the number of restricted shares multiplied by the Merger Consideration.

At the Effective Time, each outstanding performance-based stock award under the Stock Plan (each, a “Performance Share”), whether vested or unvested, automatically vested on a prorated basis (as described in the following sentence) and was cancelled, and each such vested Performance Share entitles the former holder thereof to receive (without interest and less any applicable taxes) an amount in cash equal to the total number of Shares subject to such Performance Share based on the higher of target performance and the actual level of performance through the Effective Time, as reasonably determined in good faith by the Compensation Committee of the Company’s Board of Directors, multiplied by the Merger Consideration. The Performance Shares vested on a prorated basis as follows: one-third of Performance Shares granted in 2018 vested, two-thirds of Performance Shares granted in 2017 vested and 100% of Performance Shares granted in 2016 vested and, in each case, the portion of the award that did not vest was forfeited without consideration.

At the Effective Time, each outstanding performance-based cash award under the Company’s long-term incentive plans (each, a “Long-Term Incentive Cash Award”), whether vested or unvested, automatically vested on a prorated basis (as described in the following sentence) and was cancelled, and each such vested Long-Term Incentive Cash Award entitles the former holder of thereof to receive (without interest and less any applicable taxes) an amount in cash equal to the higher of target performance and the actual level of performance for such Long-Term Incentive Cash Award through the Effective Time, as reasonably determined in good faith by the Compensation Committee of the Company’s Board of Directors. The Long-Term Incentive Cash Awards vested on a prorated basis as follows: one-third of Long-Term Incentive Cash Awards granted in 2018 vested, two-thirds of Long-Term Incentive Cash Awards granted in 2017 vested and 100% of Long-Term Incentive Cash Awards granted in 2016 vested and, in each case, the portion of the award that did not vest was forfeited without consideration.

At the Effective Time, each hypothetical Share (each, a “Deferred Compensation Share”) credited to the account of each participant in the Company’s deferred compensation plans for non-employee directors was automatically cancelled and converted into the right to receive (without interest) an amount in cash equal to the Merger Consideration, which resulting amount is payable to such participant in accordance with the same terms, conditions and deferral elections as applied to such Deferred Compensation Share immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 31, 2018, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On December 7, 2018, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE suspend trading in the Shares and file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the outstanding Shares. As a result, all Shares were removed from trading on the NYSE on December 7, 2018 at the close of trading on the NYSE. Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to the Shares. Once such measures become effective, the Company will no longer be required to prepare and file public reports and will cease to file reports with the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of Shares immediately prior to such time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, as a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Except as set forth in this Current Report on Form 8-K and in the Merger Agreement, there are no arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters. To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company. The total consideration paid by Parent with respect to the Merger consisted of the following: (i) an equity contribution made, directly or indirectly, to Merger Sub and (ii) indebtedness under (A) that certain Credit Agreement, dated as of the Closing Date, among the Company, Forest City Properties, LLC, as the borrower for purposes of the borrowing of the loans thereunder on the Closing Date, Forest City Enterprises, LP, as the borrower at any time after the initial borrowing of the loans on the Closing Date, the lenders from time to time party thereto, the issuing banks party thereto, Bank of America, N.A., in its capacities as administrative agent and collateral agent, as the other parties thereto, and (B) certain mortgage and/or mezzanine loan agreements, dated as of the Closing Date, entered into among property-owning subsidiaries, indirectly owned by the Company, and the lenders party thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, each of Kenneth J. Bacon, Z. Jamie Behar, Michelle Felman, Jerome J. Lande, David J. LaRue, Adam S. Metz, Gavin T. Molinelli, Marran H. Ogilvie, Mark S. Ordan, James A. Ratner, William R. Roberts and Robert A. Schriesheim ceased serving as a director of the Company. These departures were in connection with the Merger and not due to any disagreement with the Company on any matter.

Pursuant to the Merger Agreement, the directors of Merger Sub as of immediately prior to the Effective Time, Murray Goldfarb, Lowell Baron, Swarup Katuri and Cristiano Machado, became the directors of the Company as of the Effective Time.

In connection with the Merger, effective after December 7, 2018, David LaRue, Robert G. O’Brien, Duane F. Bishop and Brian Ratner will cease to be employed by the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, the charter of the Company as in effect immediately prior to the Effective Time was amended. Immediately after the Effective Time, the bylaws of the Company were amended and restated. The foregoing information contained in this Item 5.03 on the amendment to the Company’s charter and amendment and restatement of the Company’s bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the amendment to the Company’s charter and amended and restated bylaws attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On December 7, 2018, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2018, by and among Forest City Realty Trust, Inc., Antlia Holdings LLC, and Antlia Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2018)

3.1	Amendment to Charter of Forest City Realty Trust, Inc.

3.2	Amended and Restated Bylaws of Forest City Realty Trust, Inc.

99.1	Press Release of Forest City Realty Trust, Inc., dated December 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY REALTY TRUST, INC.

	By:	/s/ Ketan Patel
	Name:	Ketan Patel
	Title:	General Counsel and Secretary

Date: December 7, 2018